                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]Preliminary Proxy Statement

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_]Definitive Proxy Statement                COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[_]Definitive Additional Materials

[X]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                                 VENCOR, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies: ________
  (2) Aggregate number of securities to which transaction applies: ___________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____________
  (4) Proposed maximum aggregate value of transaction: _______________________
  (5) Total fee paid: ________________________________________________________

[_]Fee paid previously with preliminary materials: ____________________________

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid: ________________________________________________
  (2) Form, Schedule or Registration Statement No.: __________________________
  (3) Filing Party: __________________________________________________________
  (4) Date Filed: ____________________________________________________________
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The attached letter was mailed to those stockholders of Vencor, Inc. (the
"Company") who had not yet returned their proxy card in connection with the Annual Meeting of Stockholders of the Company to be held on Monday, April 27, 1998.
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                                 [LOGO] VENCOR


                              IMPORTANT REMINDER


                                                                  April 9, 1998

DEAR STOCKHOLDER:

  We have previously mailed to you proxy materials relating to the Annual Meeting of Stockholders of Vencor, Inc. to be held on Monday, April 27, 1998.

  According to our latest records, we have not received your proxy card for this important meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. If you have not already mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

  For the reasons set forth in the Proxy Statement dated March 25, 1998 your Board of Directors unanimously recommends that you vote "FOR" approval of the proposals on the meeting agenda.

  Thank you for your cooperation and continued support.

                                          Sincerely,

                                          /s/ W. Bruce Lunsford

                                          W. Bruce Lunsford
                                          Chairman of the Board, President
                                          and Chief Executive Officer